Exhibit 4.1

MAGMA DESIGN AUTOMATION, INC.

8.00% CONVERTIBLE SENIOR NOTES DUE 2014

INDENTURE

DATED AS OF AUGUST __, 2009

U.S. BANK NATIONAL ASSOCIATION,

AS TRUSTEE

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(continued)

-ii-

(continued)

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(continued)

Page
SECTION 11.10. NO RECOURSE AGAINST OTHERS.	49
SECTION 11.11. SUCCESSORS.	49
SECTION 11.12. MULTIPLE COUNTERPARTS.	49
SECTION 11.13. SEPARABILITY.	49
SECTION 11.14. TABLE OF CONTENTS, HEADINGS, ETC.	49

-iv-

CROSS-REFERENCE TABLE*

TIA SECTION		INDENTURE SECTION
Section	310(a)(1)	8.10
	(a)(2)	8.10
	(a)(3)	N.A.**
	(a)(4)	N.A.
	(a)(5)	8.10
	(b)	8.8; 8.10
	(c)	N.A.
Section	311(a)	8.11
	(b)	8.11
	(c)	N.A.
Section	312(a)	2.5
	(b)	11.3
	(c)	11.3
Section	313(a)	8.6
	(b)(1)	N.A.
	(b)(2)	8.6
	(c)	8.6; 11.2
	(d)	8.6
Section	314(a)	6.2; 6.4; 11.2
	(b)	N.A.
	(c)(1)	11.4(a)
	(c)(2)	11.4(a)
	(c)(3)	N.A.
	(d)	N.A.
	(e)	11.4(b)
	(f)	N.A.
Section	315(a)	8.1(b)
	(b)	8.5; 11.2
	(c)	8.1(a)
	(d)	8.1(c)
	(e)	7.11
Section	316(a)(last sentence)	2.9
	(a)(1)(A)	7.5
	(a)(1)(B)	7.4
	(a)(2)	N.A.
	(b)	7.7
	(c)	11.5
Section	317(a)(1)	7.8
	(a)(2)	7.9
	(b)	2.4

*	This Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.
**	N.A. means Not Applicable.

THIS INDENTURE dated as of August __, 2009 is between Magma Design Automation, Inc., a corporation duly organized under the laws of the State of Delaware (the “Company”), and U.S. Bank National Association, a national banking association organized and existing under the laws of the United States, as Trustee (the “Trustee”).

In consideration of the premises and the purchase of the Securities by the Holders thereof, both parties agree as follows for the benefit of the other and for the equal and ratable benefit of the registered Holders of the Company’s 8.00% Convertible Senior Notes due 2014.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1. DEFINITIONS.

“Additional Securities” means any Securities (other than the Initial Securities) issued pursuant to this Indenture in accordance with Section 2.2 hereof, as part of the same series and with the same CUSIP number as the Initial Securities.

“Affiliate” means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control” when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent or Conversion Agent.

“Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, in each case to the extent applicable to such transfer or exchange.

“Board of Directors” means either the board of directors of the Company or any committee of the Board of Directors authorized to act for it with respect to this Indenture.

“Business Day” means each day that is not a Legal Holiday.

“Capital Stock” or “capital stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.

“Cash” or “cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Certificated Security” means a Security that is in substantially the form attached hereto as Exhibit A and that does not include the information or the schedule called for by footnotes 1, 2 and 3 thereof.

“Change in Control” shall have the meaning set forth in Section 3.1(a).

“Closing Price” means for each day the last reported sales price or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices in either case on the Nasdaq Global Market or, if the Common Stock is not listed or admitted to trading on the Nasdaq Global Market, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on the Nasdaq Global Market or any other national securities exchange, the closing sales price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose.

“Common Stock” means the common stock of the Company, $0.0001 par value per share, as it exists on the date of this Indenture and any shares of any class or classes of capital stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Company.

“Continuing Directors” means, as of any date of determination, any individual who on the date of this Indenture was a member of the Board of Directors, together with any directors whose election, or, solely to fill the vacancy of a Continuing Director, appointment by the Board of Directors or whose nomination for election by the Company’s stockholders is duly approved by the vote of a majority of the directors on the Board of Directors (or such lesser number comprising a majority of a nominating committee if authority for such nominations or elections has been delegated to a nominating committee whose authority and composition have been approved by at least a majority of the directors who were Continuing Directors at the time such committee was formed) then still in office who were either directors on the date of this Indenture or whose election, appointment (in the case of a vacancy of a Continuing Director), or nomination for election was previously approved by a majority of the Continuing Directors, either by specific vote or by approval of the proxy statement issued by the Company in which such individual is named as a nominee for director.

“Conversion Rate” per $1,000 principal amount of Securities as of any day means the result obtained by dividing (i) $1,000 by (ii) the then applicable Conversion Price, rounded to the nearest ten-thousandth.

“Corporate Trust Office” means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered which office at the date of the execution of this Indenture is located at 633 West Fifth Street, 24th Floor, Los Angeles, CA 90071, Attention: Corporate Trust Services (Magma Design Automation, Inc. — 8.00% Convertible Senior Notes due 2014) or at any other time at such other address as the Trustee may designate from time to time by notice to the Company.

“Default” or “default” means, when used with respect to the Securities, any event which is or, after notice or passage of time or both, would be an Event of Default.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Exchange Offer” means the exchange offer of the Securities for the outstanding 2.00% Convertible Senior Notes due May 15, 2010 pursuant to the Prospectus.

“Final Maturity Date” means May 15, 2014.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) the statements and pronouncements of the Financial Accounting Standards Board, (3) such other statements by such other entity as approved by a significant segment of the accounting profession and (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in registration statements filed under the Securities Act and periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Global Security” means a permanent Global Security that is in substantially the form attached hereto as Exhibit A and that includes the information and schedule called for by footnotes 1, 2 and 3 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

“Holder” or “Securityholder” means the person in whose name a Security is registered on the Primary Registrar’s books.

“Indenture” means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture.

“Initial Securities” means Securities in an aggregate principal amount of $__________ initially issued under this Indenture.

“Interest Payment Date” means May 15 and November 15 of each year, commencing November 15, 2009; provided, however, that, except for an Interest Payment Date coinciding with the Final Maturity Date or earlier Change in Control Purchase Date, if any Interest Payment Date is a day that is not a Business Day, that Interest Payment Date will be postponed to the next succeeding Business Day.

“Officer” means the Chairman or any Co-Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Chief Operating Officer, the Controller, the Secretary or any Assistant Controller or Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers; provided, however, that for purposes of Sections 4.11 and 5.3, “Officers’ Certificate” means a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company and by one other Officer.

“Opinion of Counsel” means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company or the Trustee.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Principal” or “principal” of a debt security, including the Securities, means the principal of the security plus, when appropriate, the premium, if any, on the security.

“Prospectus” means that certain prospectus dated ______, 2009 with respect to the Exchange Offer.

“Record Date” for interest payable in respect of any Security on any Interest Payment Date means the May 1 or November 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

“SEC” means the Securities and Exchange Commission.

“Securities” means the 8.00% Convertible Senior Notes due 2014 or any of them (each, a “Security”), as amended or supplemented from time to time, that are issued under this Indenture. The Initial Securities and the Additional Securities shall be treated as a single class and have the same CUSIP number for purposes of this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Securities Custodian” means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.

“Significant Subsidiary” means, in respect of any Person, a Subsidiary of such Person that would constitute a “significant subsidiary” as such term is defined under Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act.

“Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture, except as provided in Section 10.3, and except to the extent any amendment to the Trust Indenture Act expressly provides for application of the Trust Indenture Act as in effect on another date.

“Trading Day” means a day during which trading in securities generally occurs on the Nasdaq Global Market (or, if the Common Stock is not listed on the Nasdaq Global Market, on the principal market on which the Common Stock is then traded), other than a day on which a half hour or more suspension of or limitation on trading is imposed that affects either the Nasdaq Global Market (or, if applicable, such other market) in its entirety or only the shares of Common Stock (by reason of movements in price exceeding limits permitted by the relevant market on which the shares are traded or otherwise) or on which the Nasdaq Global Market (or, if applicable, such other market) cannot clear the transfer of shares due to an event beyond the Company’s control.

“Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor.

“Trust Officer” means, with respect to the Trustee, any officer assigned to the Corporate Trust Office, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Vice President” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Volume Weighted Average Price” per share of Common Stock on any Trading Day means such price as displayed on Bloomberg (or any successor service) page “LAVA EQUITY VAP” in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, the Volume Weighted Average Price means the market value per share of Common Stock on such day as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

SECTION 1.2. OTHER DEFINITIONS.

Term	Defined in Section
“Agent Members”	2.1(b)
“Bankruptcy Law”	7.1
“Change in Control Purchase Date”	3.1(a)
“Change in Control Purchase Notice”	3.1(c)
“Change in Control Purchase Price”	3.1(a)
“Closing Price”	4.6(f)
“Company Order”	2.2
“Conversion Agent”	2.3
“Conversion Date”	4.2
“Conversion Price”	4.6
“Current Market Price”	4.6(f)
“CUSIP”	2.13
“Custodian”	7.1
“Depositary”	2.1(a)
“Determination Date”	4.6(d)
“DTC”	2.1(a)
“Event of Default”	7.1
“Expiration Date”	4.6(e)
“Expiration Time”	4.6(e)
“Extension Fee”	7.1
“Filing Failure”	7.1(8)
“Instrument”	7.1(7)
“Legal Holiday”	11.7
“Notice of Default”	7.1(8’)

Term	Defined in Section
“Paying Agent”	2.3
“Primary Registrar”	2.3
“Purchased Shares”	4.6(e)
“Registrar”	2.3
“Rights”	4.6(c)
“Rights Plan”	4.6(c)
“Trigger Event”	4.6(c)
“Triggering Distribution”	4.6(d)
“Unissued Shares”	3.1(a)

SECTION 1.3. TRUST INDENTURE ACT PROVISIONS.

Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. The Indenture shall also include those provisions of the TIA required to be included herein by the provisions of the Trust Indenture Reform Act of 1990. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Securities;

“indenture security holder” means a Securityholder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and “obligor” on the indenture securities means the Company or any other obligor on the Securities.

All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.4. RULES OF CONSTRUCTION.

Unless the context otherwise requires:

(A) a term has the meaning assigned to it;

(B) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(C) words in the singular include the plural, and words in the plural include the singular;

(D) provisions apply to successive events and transactions;

(E) the term “merger” includes a statutory share exchange and the term “merged” has a correlative meaning;

(F) the masculine gender includes the feminine and the neuter;

(G) references to agreements and other instruments include subsequent amendments thereto; and

(H) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE 2

THE SECURITIES

SECTION 2.1. FORM AND DATING.

The Securities and the Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

(a) Initial Global Securities. All of the Securities are being issued to existing holders of the Company’s 2.0% Convertible Senior Notes due May 15, 2010 pursuant to the Exchange Offer and shall be issued initially in the form of one or more Global Securities, which shall be deposited on behalf of the Holders of the Securities represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company (“DTC”) (such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co., for the accounts of participation in the Depositary duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

(b) Global Securities In General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect replacements, exchanges, purchases or conversions of such Securities. Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(c) Book Entry Provisions. The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c), authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary or its nominee, (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (iii) shall bear legends substantially to the following effect:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO MAGMA DESIGN AUTOMATION, INC. (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”

SECTION 2.2. EXECUTION AND AUTHENTICATION.

An Officer shall sign the Securities for the Company by manual or facsimile signature attested by the manual or facsimile signature of the Secretary or an Assistant Secretary of the Company. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Security which has been authenticated and delivered by the Trustee.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee shall authenticate and make available for delivery Initial Securities for original issue in the aggregate principal amount of up to $__________ upon receipt of a written order or orders of the Company signed by two Officers of the Company (a “Company Order”). The Company Order shall specify the amount of Securities to be authenticated, shall provide that all such Securities will be represented by a Global Security and the date on which each original issue of Securities is to be authenticated. The aggregate principal amount of Initial Securities outstanding at any time may not exceed $__________ except as provided in Section 2.7. The Company may, from time to time after the execution of this Indenture, execute and deliver to the Trustee for authentication Additional Securities, and the Trustee shall thereupon authenticate and deliver said Additional Securities to or upon the written order of the Company, without any further action by the Company hereunder; provided, however that the Company may issue Additional Securities only if: (1) such Additional Securities and Initial Securities are treated as part of the same issue of debt instruments for purposes of U.S. federal income tax laws; (2) such Additional Securities shall have the same CUSIP number as the Initial Securities; and (3) the Trustee receives an Officers’ Certificate and an Opinion of Counsel to the effect that such issuance of Additional Securities complies with the provisions of this Indenture, including each provision of this paragraph.

The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

SECTION 2.3. REGISTRAR, PAYING AGENT AND CONVERSION AGENT.

The Company shall maintain one or more offices or agencies where Securities may be presented for registration of transfer or for exchange (each, a “Registrar”), one or more offices or agencies where Securities may be presented for payment (each, a “Paying Agent”), one or more offices or agencies where Securities may be presented for conversion (each, a “Conversion Agent”) and one or more offices or agencies where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will at all times maintain a Paying Agent, Conversion Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served in the Borough of Manhattan, The City of New York. One of the Registrars (the “Primary Registrar”) shall keep a register of the Securities and of their transfer and exchange.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Section 5.1 and Article 9).

The Company hereby initially designates the Trustee as Paying Agent, Registrar, Securities Custodian and Conversion Agent, and each of the Corporate Trust Office of the Trustee and the office or agency of the Trustee in the Borough of Manhattan, The City of New York (which shall initially be the Trustee), one such office or agency of the Company for each of the aforesaid purposes.

SECTION 2.4. PAYING AGENT TO HOLD MONEY IN TRUST.

Prior to 11:00 a.m., New York City time, on each due date of the principal of or interest (including any Extension Fee), if any, on any Securities, the Company shall deposit with a Paying Agent a sum sufficient to pay such principal or interest (including any Extension Fee), if any, so becoming due. Subject to

Section 9.2, a Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest (including any Extension Fee), if any, on the Securities, and shall notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 11:00 a.m., New York City time, on each due date of the principal of or interest (including any Extension Fee), if any, on any Securities, segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

SECTION 2.5. HOLDERS LISTS.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Primary Registrar, the Company shall furnish to the Trustee on or before any Interest Payment Date, if any, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.6. TRANSFER AND EXCHANGE.

(a) Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate each in the form included in Exhibit A, and in form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.3, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar’s request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, and provided, that this sentence shall not apply to any exchange pursuant to Section 2.1, 3.4, 4.2 (penultimate paragraph) or 10.5.

Neither the Company, any Registrar nor the Trustee shall be required to exchange or register a transfer of any Securities or portions thereof in respect of which a Change in Control Purchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased).

All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

(b) Any Registrar appointed pursuant to Section 2.3 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

(c) Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.7. REPLACEMENT SECURITIES.

If any mutilated Security is surrendered to the Company, a Registrar or the Trustee, or the Company, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, the applicable Registrar and the Trustee such security or indemnity as will be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

Upon the issuance of any new Securities under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

Every new Security issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section 2.7 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 2.8. OUTSTANDING SECURITIES.

Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those converted pursuant to Article 4, those delivered to it for cancellation or surrendered for transfer or exchange and those described in this Section 2.8 as not outstanding.

If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

If a Paying Agent (other than the Company or an Affiliate of the Company) holds on a Change in Control Purchase Date or the Final Maturity Date money sufficient to pay the principal of (including premium, if any) and interest (including any Extension Fee), if any, on Securities (or portions thereof) payable on that date, then on and after such Change in Control Purchase Date or the Final Maturity Date, as the case may be, such Securities (or portions thereof, as the case may be) shall cease to be outstanding and interest (including any Extension Fee), if any, on them shall cease to accrue.

Subject to the restrictions contained in Section 2.9, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

SECTION 2.9. TREASURY SECURITIES.

In determining whether the Holders of the required principal amount of Securities have concurred in any notice, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Securities and that the pledgee is not the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor.

SECTION 2.10. TEMPORARY SECURITIES.

Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Securities in exchange for temporary Securities.

SECTION 2.11. CANCELLATION.

The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Securities surrendered to them for transfer, exchange, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, payment, conversion or cancellation and shall deliver the canceled Securities to the Company. All Securities which are purchased or otherwise acquired by the Company or any of its Subsidiaries prior to the Final Maturity Date shall be delivered to the Trustee for cancellation, and the Company may not hold or resell such Securities or issue any new Securities to replace any such Securities or any Securities that any Holder has converted pursuant to Article 4.

SECTION 2.12. LEGEND; ADDITIONAL TRANSFER AND EXCHANGE REQUIREMENTS.

(a) A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with this Section 2.12.

(b) The provisions of clauses (i), (ii), (iii), (iv) and (v) below shall apply only to Global Securities:

(i) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days, (B) the Company has provided the Depositary with written notice that it has decided to discontinue use of the system of book-entry transfer through the Depositary or any successor Depositary or (C) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to clauses (A) or (B) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (C) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

(ii) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(iii) Subject to the provisions of clause (v) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(iv) In the event of the occurrence of any of the events specified in clause (i) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

(v) Neither Agent Members nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

SECTION 2.13. CUSIP NUMBERS.

The Company in issuing the Securities may use one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such purchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

SECTION 2.14. WITHHOLDING TAXES.

The Company or any agent of the Company shall be entitled to deduct and withhold amounts required to be deducted and withheld under the Internal Revenue Code of 1986, as amended, or any provision of any federal, state, local or foreign tax law. To the extent that amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Indenture as having been paid to such holder in respect of whom such deduction and withholding was made.

ARTICLE 3

PURCHASE OF SECURITIES AT OPTION OF THE HOLDER UPON CHANGE IN CONTROL

SECTION 3.1. PURCHASE OF SECURITIES AT OPTION OF THE HOLDER UPON CHANGE IN CONTROL.

(a) If at any time that Securities remain outstanding there shall occur a Change in Control, Securities shall be purchased by the Company at the option of the Holders, as of the date that is 30 Business Days after the occurrence of the Change in Control (the “Change in Control Purchase Date”) at a purchase price equal to 100% of the principal amount of the Securities to be repurchased, together with accrued and unpaid interest (including any Extension Fee), if any, to, but excluding, the Change in Control Purchase Date (the “Change in Control Purchase Price”), subject to satisfaction by or on behalf of any Holder of the requirements set forth in subsection (c) of this Section 3.1.

A “Change in Control” shall be deemed to have occurred if any of the following occurs after the date hereof:

(1) any “person” or “group” (as such terms are defined below) is or becomes the “beneficial owner” (as defined below), directly or indirectly, of shares of Voting Stock of the Company representing 50% or more of the total voting power of all outstanding Voting Stock of the Company or has the power, directly or indirectly, to elect a majority of the members of the Board of Directors of the Company; or

(2) the Company consolidates with, or merges with or into, another Person or the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company, or any Person consolidates with, or merges with or into, the Company, in any such event other than pursuant to a transaction in which the Persons that “beneficially owned” (as defined below), directly or indirectly, shares of Voting Stock of the Company immediately prior to such transaction “beneficially own” (as defined below), directly or indirectly, shares of Voting Stock of the Company representing at least a majority of the total voting power of all outstanding Voting Stock of the surviving or transferee Person;

(3) the holders of capital stock of the Company approve any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the terms hereof); or

(4) any time the Continuing Directors do not constitute a majority of the Board of Directors.

For the purpose of the definition of “Change in Control,” (i) “person” and “group” have the meanings given such terms under Section 13(d) and 14(d) of the Exchange Act or any successor provision to either of the foregoing, and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor provision thereto), (ii) a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of this Indenture, except that the number of shares of Voting Stock of the Company shall be deemed to include, in addition to all outstanding shares of Voting Stock of the Company and Unissued Shares deemed to be held by the “person” or “group” (as such terms are defined above) or other Person with respect to which the Change in Control determination is being made, all Unissued Shares deemed to be held by all other Persons, and (iii) the terms “beneficially owned” and “beneficially own” shall have meanings correlative to that of “beneficial owner.” The term “Unissued Shares” means shares of Voting Stock not outstanding that are subject to options, warrants, rights to purchase or conversion privileges exercisable within 60 days of the date of determination of a Change in Control.

Notwithstanding anything to the contrary set forth in this Section 3.1, a Change in Control under (1) or (2) above will not be deemed to have occurred if in the case of a merger or consolidation, all of the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights) in the merger or consolidation constituting the Change in Control consists of common stock traded on a United States national securities exchange or listed on the Nasdaq Global Market (or which will be so traded or listed when issued or exchanged in connection with such Change in Control) and as a result of such transaction or transactions the Securities become convertible solely into such common stock.

(b) Within 10 Business Days after the occurrence of a Change in Control, the Company shall mail a written notice of the Change in Control to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include the form of a Change in Control Purchase Notice to be completed by the Holder and shall state:

(1) the date of such Change in Control and, briefly, the events causing such Change in Control;

(2) the date by which the Change in Control Purchase Notice pursuant to this Section 3.1 must be given;

(3) the Change in Control Purchase Date;

(4) the Change in Control Purchase Price;

(5) the Holder’s right to require the Company to purchase the Securities;

(6) briefly, the conversion rights of the Securities;

(7) the name and address of each Paying Agent and Conversion Agent;

(8) the Conversion Price and any adjustments thereto;

(9) that Securities as to which a Change in Control Purchase Notice has been given may be converted into Common Stock pursuant to Article 4 of this Indenture only to the extent that the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(10) the procedures that the Holder must follow to exercise rights under this Section 3.1;

(11) the procedures for withdrawing a Change in Control Purchase Notice, including a form of notice of withdrawal; and

(12) that the Holder must satisfy the requirements set forth in the Securities in order to convert the Securities.

If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the repurchase of Global Securities.

(c) A Holder may exercise its rights specified in subsection (a) of this Section 3.1 upon delivery of a written notice (which shall be in substantially the form included in Exhibit A hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary’s customary procedures) of the exercise of such rights (a “Change in Control Purchase Notice”) to any Paying Agent at any time prior to the close of business on the Business Day next preceding the Change in Control Purchase Date.

The delivery of such Security to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor.

The Company shall purchase from the Holder thereof, pursuant to this Section 3.1, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of the Indenture that apply to the purchase of all of a Security pursuant to Sections 3.1 through 3.6 also apply to the purchase of such portion of such Security.

Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Change in Control Purchase Notice contemplated by this subsection (c) shall have the right to withdraw such Change in Control Purchase Notice in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof at any time prior to the close of business on the Business Day next preceding the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.2.

A Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof.

Anything herein to the contrary notwithstanding, in the case of Global Securities, any Change in Control Purchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

SECTION 3.2. EFFECT OF CHANGE IN CONTROL PURCHASE NOTICE.

Upon receipt by any Paying Agent of the Change in Control Purchase Notice specified in Section 3.1(c), the Holder of the Security in respect of which such Change in Control Purchase Notice was given shall (unless such Change in Control Purchase Notice is withdrawn as specified below) thereafter be entitled to receive the Change in Control Purchase Price with respect to such Security. Such Change in Control Purchase Price shall be paid to such Holder promptly following the later of (a) the Change in Control Purchase Date with respect to such Security (provided the conditions in Section 3.1(c) have been satisfied) and (b) the time of delivery of such Security to a Paying Agent by the Holder thereof in the manner required by Section 3.1(c). Securities in respect of which a Change in Control Purchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock pursuant to Article 4 on or after the date of the delivery of such Change in Control Purchase Notice unless such Change in Control Purchase Notice has first been validly withdrawn.

A Change in Control Purchase Notice may be withdrawn by means of a written notice (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary’s customary procedures) of withdrawal delivered by the Holder to a Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Change in Control Purchase Date, specifying the principal amount of the Security or portion thereof (which must be a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted.

SECTION 3.3. DEPOSIT OF CHANGE IN CONTROL PURCHASE PRICE.

On or before 11:00 a.m. New York City time on the Change in Control Purchase Date, the Company shall deposit with the Trustee or with a Paying Agent (other than the Company or an Affiliate of the Company) an amount of money (in immediately available funds if deposited on such Change in Control Purchase Date) sufficient to pay the aggregate Change in Control Purchase Price of all the Securities or portions thereof that are to be purchased as of such Change in Control Purchase Date. The manner in which the deposit required by this Section 3.3 is made by the Company shall be at the option of the Company, provided that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the Change in Control Purchase Date.

If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Change in Control Purchase Price of any Security for which a Change in Control Purchase Notice has been tendered and not withdrawn in accordance with this Indenture then, on the Change in Control Purchase Date, such Security will cease to be outstanding and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Change in Control Purchase Price as aforesaid). The Company shall publicly announce the principal amount of Securities purchased as a result of such Change in Control on or as soon as practicable after the Change in Control Purchase Date.

SECTION 3.4. SECURITIES PURCHASED IN PART.

Any Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent, and promptly after the Change in Control Purchase Date the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

SECTION 3.5. COMPLIANCE WITH SECURITIES LAWS UPON PURCHASE OF SECURITIES.

In connection with any offer to purchase or purchase of Securities under Section 3.1, the Company shall (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor to either such Rule), if applicable, under the Exchange Act, (b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all federal and state securities laws in connection with such offer to purchase or purchase of Securities, all so as to permit the rights of the Holders and obligations of the Company under Sections 3.1 through 3.4 to be exercised in the time and in the manner specified therein.

SECTION 3.6. REPAYMENT TO THE COMPANY.

To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.3 exceeds the aggregate Change in Control Purchase Price together with interest (including any Extension Fee), if any, thereon of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Change in Control Purchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Company.

ARTICLE 4

CONVERSION

SECTION 4.1. CONVERSION PRIVILEGE.

(a) Subject to the other provisions of this Article 4, and upon compliance with the provisions of this Indenture, each Holder shall have the right, at his or her option, at any time on or before the close of business on the last Business Day prior to the Final Maturity Date (except that, with respect to any Security or portion thereof subject to a duly completed election for repurchase in connection with a Change in Control, such right shall terminate at the close of business on the last Business Day prior to the Change in Control Purchase Date (unless the Company defaults in the payment due upon such repurchase, or such Holder elects to withdraw the submission of such election to repurchase in accordance with Section 3.1(c))) to convert the principal amount of any Security held by such Holder, or any portion of such principal amount which is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable shares of Common Stock obtained by dividing the principal amount of the Security or portion thereof to be converted by the Conversion Price in effect at such time.

(b) The conversion rights pursuant to this Article 4 shall commence on the initial issuance date of the Securities and expire at the close of business on the Business Day immediately preceding the Final Maturity Date. If a Security is submitted or presented for purchase upon a Change in Control pursuant to Section 3.1, such conversion right shall terminate at the close of business on the Business Day immediately preceding the Change in Control Purchase Date, as applicable, for such Security (unless the Company shall default in the payment due upon such repurchase, in which case the conversion right shall terminate at the close of business on the date such failure is cured and such Security is purchased). Securities in respect of which a Change in Control Purchase Notice has been delivered may not be surrendered for conversion pursuant to this Article 4 prior to a valid withdrawal of such Change in Control Purchase Notice in accordance with the provisions of Section 3.1(c).

(c) Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

(d) A Holder of Securities is not entitled to any rights of a holder of Common Stock until such holder has converted its Securities into Common Stock, and only to the extent such Securities are deemed to have been converted into Common Stock pursuant to this Article 4.

(e) If there shall have occurred a Change in Control, then the Conversion Rate per $1,000 principal amount of Securities otherwise in effect in respect of Securities for which a conversion notice is received by the Conversion Agent during the period beginning 15 Trading Days before the date announced by the Company as the anticipated Change in Control Date and ending at the close of business on the Trading Day immediately preceding the Change in Control Purchase Date shall be increased by the amount, if any, determined by reference to the table below, based on the Change in Control Date and the Stock Price of such Change in Control; provided that if the Stock Price or Change in Control Date are not set forth on the table: (i) if the actual Stock Price on the Change in Control Date is between two Stock Prices on the table or the actual Change in Control Date is between two Change in Control Dates on the table, the amount of the Conversion Rate adjustment will be determined by a straight-line interpolation between the adjustment amounts set forth for the two Stock Prices and the two Change in Control Dates on the table based on a 365-day year, as applicable, (ii) if the Stock Price on the Change in Control Date exceeds $15.00 per share, subject to adjustment as set forth herein, no adjustment to the applicable Conversion Rate will be made,

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and (iii) if the Stock Price on the Change in Control Date is less than $1.62 per share, subject to adjustment as set forth herein, no adjustment to the applicable Conversion Rate will be made. If holders of the Common Stock receive only cash in the Change in Control, the Stock Price shall be the cash amount paid per share of the Common Stock in connection with the Change in Control. Otherwise, the Stock Price shall be equal to the Volume Weighted Average Price of the Common Stock for each of the 10 Trading Days immediately preceding, but not including, the applicable Change in Control Date.

The following table shows the amount, if any, by which the applicable Conversion Rate will increase for each Stock Price and Change in Control Date set forth below:

Make Whole Premium Upon a Change in Control

(Increase in Applicable Conversion Rate)

Stock Price on Effective Date	August 1, 2009	August 1, 2010	August 1, 2011	August 1, 2012	August 1, 2013	August 1, 2014
$1.62	208.8129	215.2943	219.9147	222.4641	217.0733	223.5783
$2.00	153.4551	156.1476	156.0366	151.9246	136.2586	106.6071
$3.00	81.2074	80.3778	76.4491	67.7988	47.4158	0.0000
$4.00	49.2313	47.7356	43.6406	35.7739	19.6346	0.0000
$5.00	32.0163	30.5441	27.0095	20.7187	9.2077	0.0000
$6.00	21.6504	20.3761	17.4851	12.6431	4.6796	0.0000
$7.00	14.9470	13.8970	11.5791	7.9022	2.4361	0.0000
$8.00	10.3955	9.5526	7.7102	4.9346	1.1950	0.0000
$9.00	7.1979	6.5339	5.0773	2.9942	0.4810	0.0000
$10.00	4.8980	4.3856	3.2423	1.7004	0.1114	0.0000
$15.00	0.1794	0.1172	0.0000	0.0000	0.0000	0.0000

The Stock Prices set forth in the first column of the table above will be adjusted as of any date on which the Conversion Rate of the Securities is adjusted. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The Conversion Rate adjustment amounts set forth in the table above will be adjusted in the same manner as the Conversion Rate as set forth in Section 4.6 hereof, other than as a result of an adjustment of the Conversion Rate by virtue of the provisions of this Section 4.1(e).

Notwithstanding the foregoing, in no event will the Conversion Price be reduced to less than $1.62, other than on account of proportional adjustments to the Conversion Price in the manner set forth in Section 4.6 below.

(f) Except as set forth in Section 4.2, by delivering the number of shares of Common Stock issuable on conversion to the Trustee, the Company will be deemed to have satisfied its obligation to pay the principal amount of the Securities so converted and its obligation to pay accrued and unpaid interest attributable to the period from the most recent Interest Payment Date through the Conversion Date (which amount will be deemed paid in full rather than cancelled, extinguished or forfeited).

(g) If a Holder has delivered a Notice that it wishes to have its Securities repurchased in accordance with Section 3.1, the Holder may not surrender such Security for conversion until the holder has withdrawn such notice in accordance with Section 3.1(c).

SECTION 4.2. CONVERSION PROCEDURE.

To convert a Security, a Holder must (a) complete and manually sign the conversion notice on the back of the Security and deliver such notice to a Conversion Agent, (b) surrender the Security to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and (d) pay any transfer or similar tax, if required. The date on which the Holder satisfies all of those requirements is the “Conversion Date.” As soon as practicable after the later of the Conversion Date and the date all calculations necessary to make such delivery have been made, but in no event later than five Trading Days after the later of such dates, the Company shall (i) pay to the Holders the cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion and (ii) issue and shall deliver to such Holder at the office or agency maintained by the Company for such purpose, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion. Anything herein to the contrary notwithstanding, in the case of Global Securities, conversion notices may be delivered and such Securities may be surrendered for conversion in accordance with the Applicable Procedures as in effect from time to time.

The person in whose name the Common Stock certificate is registered shall be deemed to be a stockholder of record on the Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided, further, that such conversion shall be at the Conversion Price in effect on the Conversion Date as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security. No payment or adjustment will be made for dividends or distributions on shares of Common Stock issued upon conversion of a Security.

Securities so surrendered for conversion (in whole or in part) during the period from the close of business on any Record Date to the opening of business on the next succeeding Interest Payment Date, if any (excluding Securities or portions thereof presented for purchase upon a Change in Control on a Change in Control Purchase Date during the period beginning at the close of business on a Record Date and ending at the opening of business on the first Business Day after the next succeeding Interest Payment Date, if any, or if such Interest Payment Date, if any, is not a Business Day, the second such Business Day) shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest (including any Extension Fee), if any, payable on such Interest Payment Date on the principal amount of such Security then being converted, and such interest (including any Extension Fee), if any, shall be payable to such registered Holder notwithstanding the conversion of such Security, subject to the provisions of this Indenture relating to the payment of defaulted interest, if any, by the Company. Except as otherwise provided in this Section 4.2, no payment or adjustment will be made for accrued interest (including any Extension Fee), if any, on a converted Security. If the Company defaults in the payment of interest (including any Extension Fee), if any, payable on such Interest Payment Date, the Company shall promptly repay such funds to such Holder.

Nothing in this Section shall affect the right of a Holder in whose name any Security is registered at the close of business on a record date to receive the interest (including any Extension Fee), if any, payable on such Security on the related Interest Payment Date, if any, in accordance with the terms of this Indenture and the Securities. If a Holder converts more than one Security at the same time, the number of shares of

Common Stock issuable upon the conversion shall be based on the aggregate principal amount of Securities converted.

Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security equal in principal amount to the unconverted portion of the Security surrendered.

Upon the Company’s determination that a holder is or will be entitled to convert its Securities into shares of Common Stock pursuant to this Article 4, the Company will promptly notify such Holder in the manner provided in Section 11.2 of this Indenture.

SECTION 4.3. FRACTIONAL SHARES.

The Company will not issue fractional shares of Common Stock upon conversion of Securities. In lieu thereof, the Company will pay an amount in cash for the current market value of the fractional shares. The current market value of a fractional share shall be determined (calculated to the nearest 1/1000th of a share) by multiplying the Closing Price (determined as set forth in Section 4.6(d)) of the Common Stock on the Trading Day immediately prior to the Conversion Date by such fractional share and rounding the product to the nearest whole cent.

SECTION 4.4. TAXES ON CONVERSION.

If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

SECTION 4.5. COMPANY TO PROVIDE STOCK.

The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities into shares of Common Stock.

All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive or similar rights and free of any lien or adverse claim.

The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or on the Nasdaq Global Market or other over-the-counter market or such other market on which the Common Stock is then listed or quoted; provided, however, that if rules of such automated quotation system or exchange permit the Company to defer the listing of such Common Stock until the first conversion of the Securities into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Securities in accordance with the requirements of such automated quotation system or exchange at such time.

SECTION 4.6. ADJUSTMENT OF CONVERSION PRICE.

The conversion price as stated in paragraph 6 of the Securities (the “Conversion Price”) shall be adjusted from time to time by the Company as follows:

(a) In case the Company shall (i) pay a dividend on its Common Stock in shares of Common Stock, (ii) make a distribution on its Common Stock in shares of Common Stock, (iii) subdivide its outstanding Common Stock into a greater number of shares, or (iv) combine its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive that number of shares of Common Stock which it would have owned had such Security been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

(b) In case the Company shall issue rights or warrants to all or substantially all holders of its Common Stock entitling them (for a period of not more than 60 days after such issuance) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a Conversion Price per share) less than the Current Market Price per share of Common Stock (as determined in accordance with subsection (f) of this Section 4.6) on the record date for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the conversion price per share of Common Stock pursuant to the terms of such convertible securities) would purchase at the Current Market Price per share (as defined in subsection (f) of this Section 4.6) of Common Stock on such record date, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date. If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised, the adjusted Conversion Price shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).

(c) In case the Company shall distribute to all or substantially all holders of its Common Stock any shares of capital stock of the Company (other than Common Stock), evidences of indebtedness or other non-cash assets (including securities of any person other than the Company but excluding (1) dividends or distributions paid exclusively in cash or (2) dividends or distributions referred to in subsection (a) of this Section 4.6), or shall distribute to all or substantially all holders of its Common Stock rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants referred to in subsection (b) of this Section 4.6 and also excluding the distribution of rights to all holders of Common Stock pursuant to a Rights Plan (as defined below) adopted before or after the date of this Indenture), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the current Conversion Price by a fraction of which the numerator shall be the Current Market

Price per share (as defined in subsection (f) of this Section 4.6) of the Common Stock on the record date mentioned below less the fair market value on such record date (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers’ Certificate delivered to the Trustee) of the portion of the capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date), and of which the denominator shall be the Current Market Price per share (as defined in subsection (f) of this Section 4.6) of the Common Stock on such record date. Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

In the event the then fair market value (as so determined) of the portion of the capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of a Security shall have the right to receive upon conversion the amount of capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants such holder would have received had such holder converted each Security on such record date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 4.6(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

With respect to any rights (the “Rights”) that may be issued or distributed pursuant to any rights plan that the Company implements after the date of this Indenture (any Rights that may be issued pursuant to any such future rights plan being referred to as, a “Rights Plan”), upon conversion of the Securities into Common Stock, to the extent that such Rights Plan is in effect upon such conversion, the holders of Securities will receive, in addition to the Common Stock, the Rights described therein (whether or not the Rights have separated from the Common Stock at the time of conversion), subject to the limitations set forth in any such Rights Plan. Any distribution of rights or warrants pursuant to a Rights Plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants pursuant to this Section 4.6(c).

Rights or warrants (other than rights issued pursuant to a Rights Plan) distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 4.6 (and no adjustment to the Conversion Price under this Section 4.6 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Price shall be made under this Section 4.6(c). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 4.6 was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

(d) In case the Company shall, by dividend or otherwise, at any time distribute (a “Triggering Distribution”) to all or substantially all holders of its Common Stock cash, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the open of business on the day on which such Triggering Distribution is declared by the Company (the “Determination Date”) by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock (as determined in accordance with subsection (f) of this Section 4.6) on the Determination Date less the sum of the aggregate amount of cash and the aggregate fair market value (determined as aforesaid in this Section 4.6(d)) of any such other consideration so distributed, paid or payable (including, without limitation, the Triggering Distribution) applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Determination Date) and the denominator shall be such Current Market Price per share of the Common Stock (as determined in accordance with subsection (f) of this Section 4.6) on the Determination Date, such reduction to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid.

(e) In case any tender offer made by the Company or any of its Subsidiaries for Common Stock shall expire and such tender offer (as amended upon the expiration thereof), then, immediately prior to the opening of business on the day after the last date (the “Expiration Date”) tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the “Expiration Time”), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Expiration Date by a fraction of which the numerator shall be the product of the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of the Company) at the Expiration Time multiplied by the Current Market Price per share of the Common Stock (as determined in accordance with subsection (f) of this Section 4.6) on the Trading Day next succeeding the Expiration Date and the denominator shall be the sum of (x) the aggregate consideration (determined as aforesaid) payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) at the Expiration Time and the Current Market Price per share of Common Stock (as determined in accordance with subsection (f) of this Section 4.6) on the Trading Day next succeeding the Expiration Date, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Date. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would have been in effect based upon the number of shares actually purchased. If the application of this Section 4.6(e) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 4.6(e).

For purposes of this Section 4.6(e), the term “tender offer” shall mean and include both tender offers and exchange offers, all references to “purchases” of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to “tendered shares” (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

(f) For the purpose of any computation under subsections (b), (c), (d) and (e) of this Section 4.6, the current market price (the “Current Market Price”) per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 30 consecutive Trading Days commencing 45 Trading Days before (i) the Determination Date or the Expiration Date, as the case may be, with respect to distributions or tender offers under subsection (c) of this Section 4.6 or (ii) the record date with respect to distributions, issuances or other events requiring such computation under subsection (b), (c), (d) or (e) of this Section 4.6. If no such prices are available, the Current Market Price per share shall be the fair value of a share of Common Stock as determined in good faith by the Board of Directors (which shall be evidenced by an Officers’ Certificate delivered to the Trustee).

(g) In any case in which this Section 4.6 shall require that an adjustment be made following a record date or a Determination Date or Expiration Date, as the case may be, established for purposes of this Section 4.6, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 4.9) issuing to the Holder of any Security converted after such record date or Determination Date or Expiration Date the shares of Common Stock and other capital stock of the Company issuable upon such conversion over and above the shares of Common Stock and other capital stock of the Company issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such shares. If any distribution in respect of which an adjustment to the Conversion Price is required to be made as of the record date or Determination Date or Expiration Date therefor is not thereafter made or paid by the Company for any reason, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or such effective date or Determination Date or Expiration Date had not occurred.

SECTION 4.7. NO ADJUSTMENT.

No adjustment in the Conversion Price shall be required if Holders may participate in the transactions set forth in Section 4.6 above without converting.

The Company shall not take any voluntary action to decrease the Conversion Price of the Securities pursuant to Section 4.6(d) or Section 4.6(e) without complying, if applicable, with the shareholder approval rules of The Nasdaq Global Market (including Market Rule 5635) or any stock exchange on which the Company’s Common Stock is listed at the relevant time.

No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this Section 4.7 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 4 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

No adjustment need be made for issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Common Stock.

SECTION 4.8. ADJUSTMENT FOR TAX PURPOSES.

The Company shall be entitled to make such reductions in the Conversion Price, in addition to those required by Section 4.6, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

SECTION 4.9. NOTICE OF ADJUSTMENT.

Whenever the Conversion Price or conversion privilege is adjusted, the Company shall promptly mail to Holders a notice of the adjustment and file with the Trustee an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Unless and until the Trustee shall receive an Officers’ Certificate setting forth an adjustment of the Conversion Price, the Trustee may assume without inquiry that the Conversion Price has not been adjusted and that the last Conversion Price of which it has knowledge remains in effect.

SECTION 4.10. NOTICE OF CERTAIN TRANSACTIONS.

In the event that:

(1) the Company takes any action which would require an adjustment in the Conversion Price;

(2) the Company consolidates or merges with, or transfers all or substantially all of its property and assets to, another corporation and stockholders of the Company must approve the transaction; or

(3) there is a dissolution or liquidation of the Company,

the Company shall mail to Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least ten days before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 4.10.

SECTION 4.11. EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE ON CONVERSION PRIVILEGE.

If any of the following shall occur, namely: (a) any reclassification or change of shares of Common Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 4.6); (b) any consolidation or merger or combination to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of

Common Stock; or (c) any sale or conveyance as an entirety or substantially as an entirety of the property and assets of the Company, directly or indirectly, to any person, then the Company, or such successor, purchasing or transferee corporation, as the case may be, shall, as a condition precedent to such reclassification, change, combination, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, combination, consolidation, merger, sale or conveyance by a Holder of the number of shares of Common Stock deliverable upon conversion of such Security immediately prior to such reclassification, change, combination, consolidation, merger, sale or conveyance. In the event holders of Common Stock have the opportunity to elect the form of consideration to be received in such reclassification, change, combination, consolidation, merger, sale or conveyance, the Company will make adequate provision whereby the Holders of the Securities shall have the opportunity, on a timely basis, to determine the form of consideration into which all of the Securities, treated as a single class, shall be convertible. The form of consideration into which all of the Securities, treated as a single class, shall be convertible, shall be determined by the Holders of a majority of the Securities (based on principal amount outstanding thereunder) who have made an election as to such form of consideration and shall be subject to any limitations to which all of the holders of Common Stock are subject, such as pro rata reductions applicable to any portion of the consideration payable. In the event that the Holders do not make such election on or prior to the date 10 days after receipt of notice that such election is required, then for the purposes of this Section 4.11 the kind and amount of securities, cash or other property receivable upon such reclassification, change, combination, consolidation, merger, sale or conveyance by each Holder shall be deemed to be the kind and amount so receivable by holders of a plurality of the Common Stock. Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Article 4. If, in the case of any such consolidation, merger, combination, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock include shares of stock or other securities and property of a person other than the successor, purchasing or transferee corporation, as the case may be, in such consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The Company may not become a party to any such transaction unless its terms are consistent with this Section 4.11.

In the event the Company shall execute a supplemental indenture pursuant to this Section 4.11, the Company shall promptly file with the Trustee (x) an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, combination, consolidation, merger, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and (y) an Opinion of Counsel that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.

SECTION 4.12. TRUSTEE’S DISCLAIMER.

The Trustee shall have no duty to determine when an adjustment under this Article 4 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers’ Certificate including the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.9. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article 4.

The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 4.11, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.11.

ARTICLE 5

COVENANTS

SECTION 5.1. PAYMENT OF SECURITIES.

The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal or interest (including any Extension Fee), if any, shall be considered paid on the date it is due if the Paying Agent (other than the Company) holds by 11:00 a.m., New York City time, on that date money, deposited by the Company or an Affiliate thereof, sufficient to pay the installment. Subject to Section 4.2 hereof, accrued and unpaid interest (including any Extension Fee), if any, on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security is registered at the close of business on the record date for such interest, if any, at the office or agency of the Company maintained for such purpose. The Company shall, (in immediately available funds) to the fullest extent permitted by law, pay interest on overdue principal (including premium, if any) and overdue installments of interest (including any Extension Fee), if any, at the rate borne by the Securities.

Payment of the principal of (and premium, if any) and interest (including any Extension Fee), if any, on the Securities shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (which shall initially be the Trustee) or at the Corporate Trust Office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest (including any Extension Fee), if any, may be made by check mailed to the address of the Person entitled thereto as such address appears in the register of the Securities maintained at the Primary Registrar; provided further that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Company at least 10 Business Days prior to the payment date.

SECTION 5.2. SEC REPORTS.

The Company shall timely file all reports and other information and documents which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (provided that filings made within any extension pursuant to Rule 12b-25 under the Exchange Act or any successor rule thereto shall be deemed timely), and within 15 days after it is required to file them with the SEC, the Company shall file copies of all such reports, information and other documents with the Trustee.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 5.3. COMPLIANCE CERTIFICATES.

The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company (beginning with the fiscal year ending May 2, 2010), an Officers’ Certificate as to the signer’s knowledge of the Company’s compliance with all conditions and covenants on its part contained in this Indenture and stating whether or not the signer knows of any default or Event of Default. If such signer knows of such a default or Event of Default, the Officers’ Certificate shall describe the default or Event of Default and the efforts to remedy the same. For the purposes of this Section 5.3, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

SECTION 5.4. FURTHER INSTRUMENTS AND ACTS.

Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

SECTION 5.5. MAINTENANCE OF CORPORATE EXISTENCE.

Subject to Article 6, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

SECTION 5.6. RESERVED.

SECTION 5.7. STAY, EXTENSION AND USURY LAWS.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest (including any Extension Fee), if any, on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 5.8. PAYMENT OF EXTENSION FEE.

If an Extension Fee is payable by the Company pursuant to Section 7.1 of this Indenture, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Extension Fee that is payable, (ii) the reason why such Extension Fee is payable and (iii) the date on which such Extension Fee is payable. Unless and until a Trust Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no such Extension Fee is payable. If the Company has paid an Extension Fee directly to the Persons entitled to such Extension Fee, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

ARTICLE 6

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 6.1. COMPANY MAY CONSOLIDATE, ETC, ONLY ON CERTAIN TERMS.

The Company shall not consolidate with or merge into any other Person (in a transaction in which the Company is not the surviving Person) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

(1) in case the Company shall consolidate with or merge into another Person (in a transaction in which the Company is not the surviving Person) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest (including any Extension Fee), if any, on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed and the conversion rights shall be provided for in accordance with Article 4, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person (if other than the Company) formed by such consolidation or into which the Company shall have been merged or by the Person which shall have acquired the Company’s assets;

(2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 6.2. SUCCESSOR SUBSTITUTED.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 6.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE 7

DEFAULT AND REMEDIES

SECTION 7.1. EVENTS OF DEFAULT.

An “Event of Default” shall occur if:

(1) the Company defaults in the payment of any interest (including any Extension Fee), if any, on any Security when the same becomes due and payable and the default continues for a period of 30 days;

(2) the Company defaults in the payment of any principal of (including, without limitation, any premium, if any, on) any Security when the same becomes due and payable (whether at maturity, upon a Change in Control Purchase Date or otherwise);

(3) the Company fails to comply with any of its other agreements contained in the Securities or this Indenture (other than a failure of the Company to perform a covenant that is specifically dealt with elsewhere in this Section 7.1) and such failure continues for the period and after the notice specified below; provided, however, that this clause 7.1(3) shall not apply to the Company’s obligations under Section 5.2 of this Indenture;

(4) the Company defaults in the payment of the purchase price of any Security when the same becomes due and payable;

(5) the Company fails to deliver any shares of Common Stock when such Common Stock is required to be delivered upon conversion of a Security and such failure continues for 10 days after such failure;

(6) the Company fails to provide a Change in Control Purchase Notice when required by Section 3.1;

(7) any indebtedness under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or any Significant Subsidiary (all or substantially all of the outstanding voting securities of which are owned, directly or indirectly, by the Company) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any Significant Subsidiary (all or substantially all of the outstanding voting securities of which are owned, directly or indirectly, by the Company) (an “Instrument”) with a principal amount then outstanding in excess of U.S. $15,000,000, whether such indebtedness now exists or shall hereafter be created, is not paid at final maturity of the Instrument (either at its stated maturity or upon acceleration thereof), and such indebtedness is not discharged, or such acceleration is not rescinded or annulled, within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities then outstanding a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such default to be cured or waived or such acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default” hereunder;

(8) the Company fails to file its annual or quarterly reports in accordance with Sections 5.2 or to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act (a “Filing

Failure”) and there has been given, by registered or certified mail, to the Company and the Trustee by the Holders of not less than 25% in aggregate principal amount of the Securities then outstanding, a written notice specifying such default and requiring the Company to cause such default to be cured or waived and stating that such notice is a “Notice of Default” hereunder and such failure shall continue for either (i) for sixty (60) days after such notice is given and the Company has not elected to pay the Extension Fee as provided in this Section 7.1 or (ii) for up to one hundred and eighty (180) days after such notice is given if the Company has elected to pay the Extension Fee as provided in this Section 7.1 (and no Event of Default under this clause 7.1(8) shall be deemed to occur until the passage of such sixty (60) day or such one hundred and eighty (180) day period, as applicable), provided that for purposes of this Section 7.1(8), no Filing Failure shall be deemed to have occurred if the Company files such reports within any extension period pursuant to Rule 12b-25 of the Exchange Act or any successor rule thereto and that no Notice of Default shall be given until after the expiration of such extension period;

(9) the Company or any Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case or proceeding;

(B) consents to the entry of an order for relief against it in an involuntary case or proceeding;

(C) consents to the appointment of a Custodian of it or for all or substantially all of its property; or

(D) makes a general assignment for the benefit of its creditors; or

(10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any Significant Subsidiary in an involuntary case or proceeding;

(B) appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of the property of the Company or any Significant Subsidiary; or

(C) orders the liquidation of the Company or any Significant Subsidiary;

and in each case the order or decree remains unstayed and in effect for 60 consecutive days.

The term “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

A default under clause (3) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee, in writing of the default, and the Company does not cure the default within 60 days after receipt of such notice. The notice given pursuant to this Section 7.1 must specify the default, demand that it be remedied and state that the notice is a “Notice of Default.” When any default under this Section 7.1 is cured, it ceases.

Upon the occurrence of a Filing Failure, the Company may elect, within sixty (60) days of the date notice is given to the Company and the Trustee in accordance with Section 7.1(8) (unless such Filing Failure is theretofore cured or waived pursuant to Section 7.4, as applicable), to pay to the Holders a fee accruing at the rate of 1.00% per annum of the aggregate principal amount of Securities that are then outstanding (the “Extension Fee”) on the terms and in the manner described in this paragraph. If the Company elects to pay any Extension Fee, the Company, at any time on or before the close of business on the Business Day immediately prior to the sixtieth (60th) day after the date on which the applicable Filing Failure first occurs, (i) shall notify, in the manner provided for in Section 11.2, the Holders and the Trustee of such election and (ii) shall deliver to the Trustee a certificate to that effect stating the date on which the applicable Extension Fee pursuant to this paragraph will begin to accrue. The Extension Fee shall be paid on the same times and in the same manner as interest shall be paid in accordance with this Indenture. The Extension Fee shall accrue on the Securities from the date that is sixty (60) days after date notice is given by the Holders in accordance with Section 7.1(8) to, but excluding, the earlier of (i) the date on which the Company has made the filings initially giving rise to the Filing Failure and (ii) the date that is one hundred eighty (180) days after the date notice is given by the Holders in accordance with Section 7.1(8). Notwithstanding the foregoing, if an additional Filing Failure occurs during an Extension Period, the Securities will only be subject to acceleration for such additional Filing Failure at the earlier of (x) the end of the Extension Period and (y) in the event that the Company has agreed to pay an Extension Fee in accordance with the terms of this Section 7.1 as to such additional Filing Failure, the end of the Extension Period as to such additional Filing Failure. For the avoidance of doubt, notwithstanding the occurrence of multiple concurrent Filing Failures, the Extension Fee shall not exceed the rate provided for in this paragraph.

The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company, a Paying Agent, any Holder or any agent of any Holder.

SECTION 7.2. ACCELERATION.

(a) If an Event of Default (other than an Event of Default specified in clause (9) or (10) of Section 7.1) occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, declare all unpaid principal to the date of acceleration on the Securities then outstanding (if not then due and payable) to be due and payable upon any such declaration, and the same shall become and be immediately due and payable. If an Event of Default specified in clause (9) or (10) of Section 7.1 occurs, all unpaid principal of the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (a) all existing Events of Default, other than the nonpayment of the principal of the Securities which has become due solely by such declaration of acceleration, have been cured or waived; (b) to the extent the payment of such interest is lawful, interest at a rate borne by the Securities on overdue installments of interest (including any Extension Fee), if any, and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (d) all payments due to the Trustee and any predecessor Trustee under Section 8.7 have been made. No such rescission shall affect any subsequent default or impair any right consequent thereto.

SECTION 7.3. OTHER REMEDIES.

If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of or interest (including any Extension Fee), if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 7.4. WAIVER OF DEFAULTS AND EVENTS OF DEFAULT.

Subject to Sections 7.7 and 10.2, the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing default or Event of Default and its consequence, except a default or Event of Default in the payment of the principal of, premium, if any, or interest (including any Extension Fee), if any, on any Security, a failure by the Company to convert any Securities into Common Stock or any default or Event of Default in respect of any provision of this Indenture or the Securities which, under Section 10.2, cannot be modified or amended without the consent of the Holder of each Security affected. When a default or Event of Default is waived, it is cured and ceases.

SECTION 7.5. CONTROL BY MAJORITY.

The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder or the Trustee, or that may involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 7.6. LIMITATIONS ON SUITS.

A Holder may not pursue any remedy with respect to this Indenture or the Securities (except actions for payment of overdue principal, premium, if any, or interest (including any Extension Fee), if any, for the conversion of the Securities pursuant to Article 4) unless:

(1) the Holder gives to the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer to the Trustee reasonable indemnity to the Trustee against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities then outstanding.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

SECTION 7.7. RIGHTS OF HOLDERS TO RECEIVE PAYMENT AND TO CONVERT.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal and interest (including any Extension Fee), if any, on the Security, on or after the respective due dates expressed in the Security and this Indenture, to convert such Security in accordance with Article 4 and to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

SECTION 7.8. COLLECTION SUIT BY TRUSTEE.

If an Event of Default in the payment of principal or interest (including any Extension Fee), if any, specified in clause (1) or (2) of Section 7.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount of principal and accrued interest (including any Extension Fee), if any, remaining unpaid, together with, to the extent that payment of such interest is lawful interest on overdue principal and overdue installments of interest (including any Extension Fee), if any, in each case at a rate borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 7.9. TRUSTEE MAY FILE PROOFS OF CLAIM.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.7, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 7.10. PRIORITIES.

If the Trustee collects any money pursuant to this Article 7, it shall pay out the money in the following order:

First, to the Trustee for amounts due under Section 8.7;

Second, to Holders for amounts due and unpaid on the Securities for principal and interest (including any Extension Fee), if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest (including any Extension Fee), if any, respectively; and

Third, the balance, if any, to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 7.10.

SECTION 7.11. UNDERTAKING FOR COSTS.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 7.7, or a suit by Holders of more than 10% in aggregate principal amount of the Securities then outstanding.

ARTICLE

8 TRUSTEE

SECTION 8.1. DUTIES OF TRUSTEE.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) Except during the continuance of an Event of Default:

(1) the Trustee need perform only those duties as are specifically set forth in this Indenture and no others; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine any certificates and opinions which by any provision hereof are specifically required to be delivered to the Trustee to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of subsection (b) of this Section 8.1;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.5.

(d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers unless the Trustee shall have received adequate indemnity in its opinion against potential costs and liabilities incurred by it relating thereto.

(e) Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (c) and (d) of this Section 8.1.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 8.2. RIGHTS OF TRUSTEE.

Subject to Section 8.1:

(a) The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, which shall conform to Section 11.4(b). The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion.

(c) The Trustee may act through its agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(e) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any such action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Securities and this Indenture.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

SECTION 8.3. INDIVIDUAL RIGHTS OF TRUSTEE.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 8.10 and 8.11.

SECTION 8.4. TRUSTEE’S DISCLAIMER.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

SECTION 8.5. NOTICE OF DEFAULT OR EVENTS OF DEFAULT.

If a default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the default or Event of Default within 90 days after it occurs. However, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of Holders, except in the case of a default or an Event of Default in payment of the principal of or interest (including any Extension Fee), if any, on any Security.

SECTION 8.6. REPORTS BY TRUSTEE TO HOLDERS.

If such report is required by TIA Section 313, within 60 days after each May 15, beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2) and (c).

A copy of each report at the time of its mailing to Holder shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed. The Company shall notify the Trustee whenever the Securities become listed on any stock exchange or listed or admitted to trading on any quotation system and any changes in the stock exchanges or quotation systems on which the Securities are listed or admitted to trading and of any delisting thereof.

SECTION 8.7. COMPENSATION AND INDEMNITY.

The Company shall pay to the Trustee from time to time such compensation (as agreed to from time to time by the Company and the Trustee in writing) for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company shall indemnify the Trustee or any predecessor Trustee (which for purposes of this Section 8.7 shall include its officers, directors, employees and agents) for, and hold it harmless against, any and all loss, liability or expense including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), (including reasonable legal fees and expenses) incurred by it in connection with the acceptance or administration of its duties under this Indenture or any action or failure to act as authorized or within the discretion or rights or powers conferred upon the Trustee hereunder including the reasonable costs and expenses of the Trustee and its counsel in defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company need not pay for any settlement effected without its prior written consent, which shall not be unreasonably withheld.

The Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it resulting from its gross negligence or bad faith.

To secure the Company’s payment obligations in this Section 8.7, the Trustee shall have a senior claim to which the Securities are hereby made subordinate on all money or property held or collected by the Trustee, except such money or property held in trust to pay the principal of and interest (including any Extension Fee), if any, on the Securities. The obligations of the Company under this Section 8.7 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.

When the Trustee incurs expenses or renders services after an Event of Default specified in clause (9) or (10) of Section 7.1 occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law. The provisions of this Section shall survive the termination of this Indenture.

SECTION 8.8. REPLACEMENT OF TRUSTEE.

The Trustee may resign by so notifying the Company in writing. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the

Trustee in writing and may, with the Company’s written consent, appoint a successor Trustee. The Company may remove the Trustee if:

(1) the Trustee fails to comply with Section 8.10;

(2) the Trustee is adjudged a bankrupt or an insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. The resignation or removal of a Trustee shall not be effective until a successor Trustee shall have delivered the written acceptance of its appointment as described below.

If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 10% in principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.

If the Trustee fails to comply with Section 8.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee and be released from its obligations (exclusive of any liabilities that the retiring Trustee may have incurred while acting as Trustee) hereunder, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

A retiring Trustee shall not be liable for the acts or omissions of any successor Trustee after its succession.

Notwithstanding replacement of the Trustee pursuant to this Section 8.8, the Company’s obligations under Section 8.7 shall continue for the benefit of the retiring Trustee.

SECTION 8.9. SUCCESSOR TRUSTEE BY MERGER, ETC.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets (including the administration of this Indenture) to, another corporation, the resulting, surviving or transferee corporation, without any further act, shall be the successor Trustee, provided such transferee corporation shall qualify and be eligible under Section 8.10. Such successor Trustee shall promptly mail notice of its succession to the Company and each Holder.

SECTION 8.10. ELIGIBILITY; DISQUALIFICATION.

The Trustee shall always satisfy the requirements of paragraphs (1), (2) and (5) of TIA Section 310(a). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000. If at any time the Trustee shall cease to satisfy any such requirements, it shall resign immediately in the manner and with the effect specified in this Article 8. The Trustee shall be subject to the provisions of TIA Section 310(b). Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

SECTION 8.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE 9

SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 9.1. SATISFACTION AND DISCHARGE OF INDENTURE.

This Indenture shall cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities herein expressly provided for and except as further provided below), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1) either

(A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7 and (ii) Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 9.3) have been delivered to the Trustee for cancellation; or

(B) all such Securities not theretofore delivered to the Trustee for cancellation,

(i) have become due and payable, or

(ii) will become due and payable at the Final Maturity Date within one year,

and the Company has irrevocably deposited or caused to be irrevocably deposited cash with the Trustee or a Paying Agent (other than the Company or any of its Affiliates) as trust funds in trust for the purpose of and in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest (including any Extension Fee), if any, to the date of such deposit (in the case of Securities which have become due and payable) or the Final Maturity Date;

(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 8.7 shall survive and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the provisions of Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.12, 3.1, 3.2, 3.3, 3.4, 3.5, 3.6 and 11.5, Article 4, the last paragraph of Section 5.2 and this Article 9, shall survive until the Securities have been paid in full.

SECTION 9.2. APPLICATION OF TRUST MONEY.

Subject to the provisions of Section 9.3, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money deposited with it pursuant to Section 9.1 and shall apply the deposited money in accordance with this Indenture and the Securities to the conversion or payment of the principal of and interest (including any Extension Fee), if any, on the Securities.

SECTION 9.3. REPAYMENT TO COMPANY.

The Trustee and each Paying Agent shall promptly pay to the Company upon request any excess money (i) deposited with them pursuant to Section 9.1 and (ii) held by them at any time.

The Trustee and each Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest (including any Extension Fee), if any, that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be mailed to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

SECTION 9.4. REINSTATEMENT.

If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 9.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.1 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 9.2; provided, however, that if the Company has made any payment of the principal of or interest (including any Extension Fee), if any, on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money held by the Trustee or such Paying Agent.

ARTICLE 10

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 10.1. WITHOUT CONSENT OF HOLDERS.

The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

(a) to comply with Sections 4.11 and 6.1;

(b) to cure any ambiguity, defect or inconsistency;

(c) to make any other change that does not adversely affect the rights of any Securityholder;

(d) to comply with the provisions of the TIA;

(e) to add to the covenants of the Company for the equal and ratable benefit of the Holders or to surrender any right, power or option conferred upon the Company;

(f) to reopen this Indenture and issue Additional Securities in accordance with the provisions of Section 2.2 hereof; or

(g) to appoint a successor Trustee.

SECTION 10.2. WITH CONSENT OF HOLDERS.

The Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. The Holders of at least a majority in aggregate principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities without notice to any Securityholder. However, notwithstanding the foregoing but subject to Section 10.4, without the written consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 7.4, may not:

(a) change the stated maturity of the principal of any Security;

(b) reduce the principal amount of, or any premium or interest (including any Extension Fee), if any, on, any Security;

(c) reduce the amount of principal payable upon acceleration of the maturity of any Security;

(d) change the make-whole premium payable pursuant to Section 4.1(e) hereof;

(e) change the place or currency of payment of principal of, or any premium or interest (including any Extension Fee), if any, on, any Security;

(f) impair the right to institute suit for the enforcement of any payment on, or with respect to, any Security;

(g) modify the provisions with respect to the purchase right of Holders pursuant to Article 3 upon a Change in Control in a manner adverse to Holders;

(h) adversely affect the right of Holders to convert Securities other than as provided in or under Article 4 of this Indenture;

(i) reduce the percentage of the aggregate principal amount of the outstanding Securities whose Holders must consent to a modification or amendment;

(j) reduce the percentage of the aggregate principal amount of the outstanding Securities necessary for the waiver of compliance with certain provisions of this Indenture or the waiver of certain defaults under this Indenture; and

(k) modify any of the provisions of this Section or Section 7.4, except to increase any such percentage or to provide that certain provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.

It shall not be necessary for the consent of the Holders under this Section 10.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 10.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 10.3. COMPLIANCE WITH TRUST INDENTURE ACT.

Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as in effect at the date of such amendment or supplement.

SECTION 10.4. REVOCATION AND EFFECT OF CONSENTS.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (a) through (k) of Section 10.2. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

SECTION 10.5. NOTATION ON OR EXCHANGE OF SECURITIES.

If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

SECTION 10.6. TRUSTEE TO SIGN AMENDMENTS, ETC.

The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 10 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, in its sole discretion, but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 8.1, shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture. The Company may not sign an amendment or supplement indenture until the Board of Directors approves it.

SECTION 10.7. EFFECT OF SUPPLEMENTAL INDENTURES.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 11

MISCELLANEOUS

SECTION 11.1. TRUST INDENTURE ACT CONTROLS.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the TIA through operation of Section 318(c) thereof, such imposed duties shall control.

SECTION 11.2. NOTICES.

Any demand, authorization notice, request, consent or communication shall be given in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers:

If to the Company, to:

Magma Design Automation, Inc.

1650 Technology Drive

San Jose, CA 95110

Attention: Chief Financial Officer

Facsimile No.: (408) 715-2557

With a copy to:

Wilson Sonsini Goodrich & Rosati, Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

Attention: Karen Dreyfus, Esq.

Facsimile No.: (650) 493-6811

If to the Trustee, to:

U.S. Bank National Association

633 West Fifth St., 24th Floor

Los Angeles, California 90071

Attn: Corporate Trust Services (Magma Design Automation, Inc. — 8.00% Convertible

Senior Notes due 2014)

Facsimile No.: (213) 615-6197

Such notices or communications shall be effective when received.

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to any Holder shall be mailed by first-class mail or delivered by an overnight delivery service to it at its address shown on the register kept by the Primary Registrar; provided, however that any notice or communication with respect to Securities held by the Depositary on behalf of the Holders may be made by delivering such notice or communication to the Depositary and having such notice or communication posted to such Holders on the systems of the Depositary.

Failure to mail a notice or communication to any Holder or the Depositary, as applicable, or any defect in such notice or communication shall not affect its sufficiency with respect to other Holders. If a notice or communication to a Holder is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.3. COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

SECTION 11.4. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

(a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

(1) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

(b) Each Officers’ Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that the person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with;

provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

SECTION 11.5. RECORD DATE FOR VOTE OR CONSENT OF HOLDERS.

The Company (or, in the event deposits have been made pursuant to Section 9.1, the Trustee) may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than thirty (30) days prior to the date of the commencement of solicitation of such action. Notwithstanding the provisions of Section 10.4, if a record date is fixed, those persons who were Holders of Securities at the close of business on such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

SECTION 11.6. RULES BY TRUSTEE, PAYING AGENT, REGISTRAR AND CONVERSION AGENT.

The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.

SECTION 11.7. LEGAL HOLIDAYS.

A “Legal Holiday” is a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York and the state in which the Corporate Trust Office is located are not required to be open. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest (including any Extension Fee), if any, shall accrue for the intervening period.

SECTION 11.8. GOVERNING LAW.

This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

SECTION 11.9. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10. NO RECOURSE AGAINST OTHERS.

All liability described in paragraph 14 of the Securities of any director, officer, employee or stockholder, as such, of the Company is waived and released.

SECTION 11.11. SUCCESSORS.

All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 11.12. MULTIPLE COUNTERPARTS.

The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

SECTION 11.13. SEPARABILITY.

In case any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.14. TABLE OF CONTENTS, HEADINGS, ETC.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

MAGMA DESIGN AUTOMATION, INC.

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

Signature Page to Indenture

EXHIBIT A

[FORM OF FACE OF SECURITY]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO MAGMA DESIGN AUTOMATION, INC. (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]1

1 This paragraph should be included only if the Security is a Global Security.

A-1

MAGMA DESIGN AUTOMATION, INC.

CUSIP:	R-_______

8.00% CONVERTIBLE SENIOR NOTES DUE 2014

Magma Design Automation, Inc., a Delaware corporation (the “Company”, which term shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to ____________________, or registered assigns, the principal sum of ____________________Dollars ($________) on May 15, 2014 [or such greater or lesser amount as is indicated on the Schedule of Exchanges of Securities on the other side of this Security].2

Interest Payment Dates: May 15 and November 15

Record Dates: May 1 and November 1

This Security is convertible as specified on the other side of this Security. Additional provisions of this Security are set forth on the other side of this Security.

SIGNATURE PAGE FOLLOWS

2 This phrase should be included only if the Security is a global Security.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

MAGMA DESIGN AUTOMATION, INC.

By:
Name:
Title:

Attest:

Name:
Title:

Dated:

Trustee’s Certificate of Authentication: This is one of the Securities referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

Authorized Signatory

By:

[FORM OF REVERSE SIDE OF SECURITY]

MAGMA DESIGN AUTOMATION, INC.

8.00% CONVERTIBLE SENIOR NOTES DUE 2014

1.	INTEREST

Magma Design Automation, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semi-annually in arrears on May 15 and November 15 of each year (each, an “Interest Payment Date”), beginning November 15, 2009. Interest on the Securities will accrue from the most recent Interest Payment Date or, if no interest has been paid, from August ___, 2009. Interest (including any Extension Fee), if any, will be computed on the basis of a 360-day year composed of twelve 30-day months. Capitalized terms used in the Security which are not otherwise defined herein shall have the meaning ascribed to such terms in the Indenture, dated August ___, 2009 (together with any supplemental indentures thereto, the “Indenture”), between the Company and U.S. Bank National Association (the “Trustee,” which term shall include any successor trustee under the Indenture hereinafter referred to).

2.	METHOD OF PAYMENT

The Company will pay interest (including any Extension Fee), if any, on this Security (except defaulted interest) to the person in whose name each Security is registered at the close of business on the May 1 or November 1 (whether or not a Business Day) immediately preceding the relevant Interest Payment Date (each, a “Record Date”) (other than with respect to a Security repurchased in connection with a Change in Control on a repurchase date, during the period from the close of business on a Record Date to (but excluding) the next succeeding Interest Payment Date, in which case accrued interest (including any Extension Fee), if any, shall be payable (unless such Security or portion thereof is converted) to the holder of the Security or portion thereof repurchased in accordance with the applicable repurchase provisions of the Indenture). The Holder must surrender this Security to a Paying Agent to collect principal payments. The Company will pay the principal of, and interest (including any Extension Fee), if any, on the Securities at the office or agency of the Company maintained for such purpose, in money of the United States that at the time of payment is legal tender for payment of public and private debts. Until otherwise designated by the Company, the Company’s office or agency maintained for such purpose will be the principal Corporate Trust Office (as defined in the Indenture) of the Trustee. The Company may, however, pay principal and interest (including any Extension Fee), if any, in respect of any Certificated Security by check or wire payable in such money; provided, however, that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Company at least ten (10) Business Days prior to the Interest Payment Date. The Company may mail an interest check, if any, to the Holder’s registered address. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

3.	PAYING AGENT, REGISTRAR AND CONVERSION AGENT

Initially, the Trustee will act as Paying Agent, Registrar, Securities Custodian and Conversion Agent. The Company may change any Paying Agent, Registrar and Conversion Agent without notice to the Holder.

The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

4.	INDENTURE, LIMITATIONS

This Security is one of a duly authorized issue of Securities of the Company designated as its 8.00% Convertible Senior Notes due 2014 (the “Securities”), issued under the Indenture. The terms of this Security include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Security is subject to all such terms, and the Holder of this Security is referred to the Indenture and said Act for a statement of them.

The Securities are unsecured obligations of the Company. The aggregate principal amount of Initial Securities outstanding at any time may not exceed $____________ in aggregate principal amount, except as provided in Section 2.7 of the Indenture. The Indenture pursuant to which this Security is issued provides that Additional Securities may be issued thereunder, if certain conditions are met. The Indenture does not limit other debt of the Company, whether secured or unsecured.

5.	PURCHASE OF SECURITIES AT OPTION OF HOLDER UPON A CHANGE IN CONTROL

At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Securities held by such Holder on the date that is thirty (30) Business Days after the occurrence of a Change in Control, at a purchase price equal to 100% of the principal amount of the Securities to be repurchased thereof together with accrued interest (including any Extension Fee), if any, up to, but excluding, the Change in Control Purchase Date. The Holder shall have the right to withdraw any Change in Control Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof) at any time prior to the close of business on the Business Day next preceding the Change in Control Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

6.	CONVERSION

Upon compliance with the provisions of the Indenture, including, without limitation, the provisions of Section 4.1(a) of the Indenture, the registered holder of this Security has the right at any time after the date of this Indenture and on or before the close of business on the last Trading Day prior to the Final Maturity Date (or in case this Security or any portion hereof is subject to a duly completed election for repurchase, on or before the close of business on the Business Day immediately preceding the Change in Control Purchase Date (unless the Company defaults in payment due upon repurchase or such holder elects to withdraw the submission of such election to repurchase)) to convert the principal amount hereof, or any portion of such principal amount which is $1,000 or an integral multiple thereof.

The initial Conversion Price is $______ per share, subject to adjustment under certain circumstances as provided in the Indenture. The number of shares of Common Stock issuable upon conversion of a Security is determined by dividing the principal amount of the Security or portion thereof converted by the Conversion Price in effect on the Conversion Date. No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the Closing Price (as defined in the Indenture) of the Common Stock on the Trading Day immediately prior to the Conversion Date.

The Conversion Rate on any Securities surrendered in connection with a Change in Control may be increased by an amount, if any, determined in accordance with Section 4.1(e) of the Indenture.

To convert a Security, a Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to a Conversion Agent, (b) surrender the Security to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and (d) pay any transfer or similar tax, if required. Securities so surrendered for conversion (in whole or in part) during the period from the close of business on any Record Date to the opening of business on the next succeeding Interest Payment Date, if any, (excluding Securities or portions thereof subject to purchase upon a Change in Control on a Change in Control Purchase Date, during the period beginning at the close of business on a Record Date and ending at the opening of business on the first Business Day after the next succeeding Interest Payment Date, if any, or if such Interest Payment Date, if any, is not a Business Day, the second such Business Day) shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest (including any Extension Fee), if any, payable on such Interest Payment Date, if any, on the principal amount of such Security then being converted, and such interest, if any, shall be payable to such registered Holder notwithstanding the conversion of such Security, subject to the provisions of this Indenture relating to the payment of defaulted interest, if any, by the Company. If the Company defaults in the payment of interest payable on such Interest Payment Date, if any, the Company shall promptly repay such funds to such Holder. A Holder may convert a portion of a Security equal to $1,000 or any integral multiple thereof.

A Security in respect of which a Holder had delivered a Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if the Change in Control Purchase Notice is withdrawn in accordance with the terms of the Indenture.

7.	DENOMINATIONS, TRANSFER, EXCHANGE

The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Securities only in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

8.	PERSONS DEEMED OWNERS

The Holder of a Security may be treated as the owner of it for all purposes.

9.	UNCLAIMED MONEY

If money for the payment of principal or interest (including any Extension Fee), if any, remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request, subject to applicable unclaimed property law. After that, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

10.	AMENDMENT, SUPPLEMENT AND WAIVER

Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and an existing default or Event of Default and its consequence or compliance with any provision of the Indenture or the Securities may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder.

11.	SUCCESSOR ENTITY

When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) shall be released from those obligations.

12.	DEFAULTS AND REMEDIES

Under the Indenture, an Event of Default includes: (i) default for 30 days in payment of interest (including any Extension Fee), if any, on any Security after the date that such interest becomes due and payable; (ii) default in payment of any principal (including, without limitation, any premium) on any Security after the date that such payment becomes due and payable; (iii) failure by the Company to comply with any of its other agreements contained in the Indenture or the Securities, which continues after for the period and after the notice specified in Section 7.1 of the Indenture; (iv) failure by the Company to pay the purchase price, when the same becomes due and payable; (v) failure by the Company to deliver all cash and any shares of Common Stock when such cash and Common Stock, if any, are required to be delivered upon conversion of a Security; (vi) failure by the Company to provide a Change in Control Purchase Notice when required by Section 3.1 of the Indenture; (vii) default in the payment of certain indebtedness of the Company or a Significant Subsidiary, (viii) failure by the Company to file annual or quarterly reports in accordance with Sections 5.2 or 5.6 of the Indenture or to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act (subject to the requirements in the Indenture to provide notice and the extension rights provided to the Company in the Indenture) and (ix) certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary. If an Event of Default (other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may declare all unpaid principal to the date of acceleration on the Securities then outstanding to be due and payable immediately, all as and to the extent provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company, unpaid principal of the Securities then outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest (including any Extension Fee), if any) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the presence or absence of default.

13.	TRUSTEE DEALINGS WITH THE COMPANY

U.S. Bank National Association, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

14.	NO RECOURSE AGAINST OTHERS

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Security by accepting this Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

15.	AUTHENTICATION

This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.

16.	ABBREVIATIONS AND DEFINITIONS

Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

All terms defined in the Indenture and used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.

17.	INDENTURE TO CONTROL; GOVERNING LAW

In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control. This Security shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principals of conflicts of law.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Magma Design Automation, Inc., 1850 Technology Drive, San Jose, CA 95110, (408) 565-7500, Attention: Investor Relations.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

Your Signature:

Date:
(Sign exactly as your name appears on the other side of this Security)

*Signature guaranteed by:

By:

* The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

CONVERSION NOTICE

To convert this Security into Common Stock of the Company, check the box: ☐

To convert only part of this Security, state the principal amount to be converted (must be $1,000 or a integral multiple of $1,000): $            .

If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

Your Signature:

Date:
(Sign exactly as your name appears on the other side of this Security)

*Signature guaranteed by:

By:

* The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

OPTION TO ELECT REPURCHASE

UPON A CHANGE IN CONTROL

To: Magma Design Automation, Inc.

The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from Magma Design Automation, Inc. (the “Company”) as to the occurrence of a Change in Control with respect to the Company and requests and instructs the Company to redeem the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the Change in Control Purchase Price, together with accrued interest (including any Extension Fee), if any, to, but excluding, such date, to the registered Holder hereof.

Dated: _____________

Signature(s)

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty

Principal amount to be redeemed (in an integral multiple of $1,000, if less than all):

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

SCHEDULE OF EXCHANGES OF SECURITIES3

The following exchanges, repurchases or conversions of a part of this global Security have been made:

Principal Amount of this Global Note Following Such Decrease Date of Exchange (or Increase)	Authorized Signatory of Securities Custodian	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note

3 This schedule should be included only if the Security is a global Security.